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                                                                    Exhibit 16.1



                      [Deloitte & Touche LLP Letterhead]




July 1, 1999


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of S2 Golf Inc. dated June 29, 1999.

Yours truly,


/s/ Deloitte & Touche LLP